Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-35621, 333-91783, 333-152032, 333-158870, 333-165978, 333-180400 and 333-187802) of GenCorp Inc. of our report dated January 30, 2015 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Sacramento, California
January 30, 2015